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                                                                 EXHIBIT 10.10

Silicon Graphics
Computer Systems




October 16, 1996

Mr. Richard J. Szalwinski
Chairman and CEO
Discreet Logic
5505, boul. St. Laurent, bureau 5200
Montreal (Quebec) Canada  H2T 1S6

     Re: Extension of Value Added Reseller Agreement terms and conditions; Agreement No. 12-11-441

Dear Richard:

This letter shall serve to extend discount and payment terms of the Value Added Reseller Agreement ("Agreement"), and the Amendment thereto, between Silicon Graphics, Inc. ("SGI") and Discreet Logic Inc. ("Discreet"). This extension shall be effective as of October 15, 1996, and continue until and including January 15, 1997.

All other terms and conditions in the above referenced Agreement and Amendment shall apply to purchases made by Discreet during the term of this extension.

During the term of this extension, SGI shall present to Discreet a new contract proposal for Discreet's review and execution.

Please indicate your acceptance of the above referenced extension by signing where noted below. If you have any questions, please do not hesitate to contact me.

Very truly yours                         Acknowledged and agreed:

/s/ Erna Arnesen

Erna Arnesen                             By:    /s/ Richard J. Szalwinski
Director, Global Channel Development            ---------------------------
(415) 933-5910                           Name:  Richard J. Szalwinski
                                                ---------------------------
                                         Title: Chairman and CEO
                                                ---------------------------
                                         Date:
                                                ---------------------------

cc:  Cathy Lawson (SGI)
     Jacquelyn L. Rider (SGI)